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                                                                    EXHIBIT 10.6

                             PAMECO HOLDINGS, INC.

                               STOCK OPTION PLAN


     1.  PURPOSE.  The Pameco Holdings, Inc. (the "COMPANY") Stock Option Plan
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(the "PLAN") is intended as an incentive and to encourage stock ownership by certain key employees of the Company so that they may acquire or increase their proprietary interest in Company, and to encourage them to remain in the employ of the Company. It is further intended that certain of the options issued pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, except as expressly provided to the contrary in the Plan or in an optionee's Stock Option Agreement.

     2.  ADMINISTRATION.  The Plan shall be administered by the Compensation
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Committee ("COMMITTEE") of the Board of Directors of the Company. The Committee
may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. The interpretation and application of the Plan or of any term or condition of an option granted under the Plan or of any rule, regulation or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determinations shall be final and binding upon all persons.

     3.  STOCK.  Shares of stock to be issued under the Plan shall be shares of
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the Company's authorized common stock (the "STOCK"), provided that the total amount of Stock on which options may be granted or which may be issued under the Plan shall not exceed 750,000 shares. Such number of shares is subject to adjustment in accordance with the provisions of SECTION 11 hereof. In the event that any outstanding option or portion thereof expires or is terminated for any reason, the shares of Stock allocable to the unexercised portion of such option may be subjected to an option and be reissued under the Plan.

     4.  AWARD OF OPTIONS.  (a)  The Committee may grant stock options to
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purchase stock to officers and other key employees of the Company, including directors who are employees. The Committee shall have the discretion, in accordance with the provisions of the Plan, to determine to whom an option is granted, the number of shares of Stock subject to an option, and the terms and conditions of the option. In making its determinations, the Committee shall consider the position and responsibilities of the employee, the nature and value to the Company of his or her services and accomplishments, the present and potential contribution of the employee to the success of the Company, and such other factors as the Committee may deem relevant.

          (b) Options granted under the Plan shall be subject to and governed by the provisions of the Plan and by the terms and conditions set forth in
SECTION 5 hereof and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

          (c) The date on which an option shall be granted shall be the date that the optionee, the number of shares of Stock subject to the option and the terms and conditions of the option are determined by the Committee; provided, however, that if an option or any term or
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condition of an option is rejected or not accepted by an optionee or if an option is not granted in accordance with the provisions of the Plan, such option shall be deemed to have not been granted and shall be of no effect. Each option shall be evidenced by a Stock Option Agreement in such form as the Board of Directors may from time to time approve.

     5.  TERMS AND CONDITIONS OF OPTIONS.
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               (a)  Option Price.  In the case of each incentive stock option
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granted under the Plan, the option price shall not be less than the Fair Market
Value of the Stock on the date of grant of such option as determined by the Committee. Notwithstanding the foregoing, in the case of an incentive stock option granted to an employee who owns more than ten percent (10%) of the Company's outstanding Stock, the option price shall be not less than one hundred ten percent (110%) of the Fair Market Value per share determined as aforesaid.

               (b)  Period of Option and When Exercisable.  An option granted
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under the Plan may not be exercised after the date specified by the Committee, which shall be a maximum of ten years from the date of grant; notwithstanding the foregoing, in the case of an incentive stock option granted to an employee who owns more than ten percent (10%) of the Company's outstanding Stock, the option may not be exercised after the expiration of five years from the date of grant. Any option not exercised within the aforementioned time period shall automatically terminate at the expiration of such period. Notwithstanding the foregoing, a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation (unless new options are substituted for the options granted hereunder or the options granted herewith are assumed by the surviving corporation), shall cause each outstanding option to terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his or her option in whole or in part.

               (c)  Exercise and Payment.  Subject to the provisions of this
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SECTION 5, an option may be exercised by notice to the Company specifying the number of shares to be purchased, which notice shall be accompanied by payment for the number of shares of Stock to be purchased. Such payment shall be made in cash, or by certified check, bank draft, or money order payable to the order of the Company.

               (d)  Effect of Termination of Employment, Death, Disability or
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Retirement.  If the employment of an optionee terminates for any reason other
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than death, disability or retirement (such termination of employment to be referred to, for the purposes of this Plan, as a "TERMINATION EVENT" as to such optionee), then all options held by an optionee which are not vested as of the effective date of the Termination Event shall be immediately forfeited to the Company. If the optionee's employment is terminated by the Company for Cause (as defined below), or the optionee voluntarily terminates his employment, the option rights under any then vested outstanding options shall immediately terminate. If optionee's employment is terminated by the Company without Cause, any options vested as of such optionee's date of termination shall remain exercisable at any time prior to their expiration date or for one (1) month after such optionee's date of termination of employment, whichever period is shorter. For the purposes of

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this Plan, "CAUSE" shall mean: (i) willful misconduct on the part of the optionee that is materially detrimental to the Company; or (ii) the conviction of the optionee for the commission of a felony. The existence of "Cause" under either (i) or (ii) shall be determined by the Compensation Committee of the Board of Directors. Notwithstanding the foregoing, if the optionee has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines "Cause," and/or provides a means of determining whether "Cause" exists, such definition of "Cause" and means of determining its existence shall apply to the optionee.

               (e)  Certain Restrictions on Exercise.  An option granted under
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the Plan and any shares of Stock purchased thereunder, shall be subject to the following restrictions:

               (i) If all the Investors (as defined in the original "Stockholders' Agreement") propose to sell all of their shares to a third party (other than an Affiliate) in an arm's-length transaction, then (in addition to the rights to participate in such sale pursuant to SECTION 3 of the Stockholder's Agreement) the Investors may, at their option, require an optionee to sell all, but not part, of the shares acquired upon exercise of his/her option (the "DESIGNATED SHARES") to such third party. If such option is exercised, each optionee hereby agrees to sell all of his/her Designated Shares to such third party for the same consideration per share and otherwise on the same terms and conditions upon which the Investors are selling their shares subject to the terms of SECTION 4 "Rights to Compel Sale" in the Stockholder's Agreement.

               (ii) In addition, if an optionee incurs a Termination Event (as defined in SECTION 5(C) above) the optionee shall be deemed to have offered for sale to the Company, at a purchase price determined in accordance with this
SECTION 5(E), the Designated Shares at the time of such Termination Event. The Company shall have a period of thirty (30) days after the date of such Termination Event to provide optionee with written acceptance of such offer to sell the Designated Shares, which acceptance need not be for all of the Designated Shares. The Company shall have the right to designate a third party to purchase any Designated Shares which it would otherwise be entitled to purchase hereunder, and such third party shall be entitled to any such shares on the same terms and conditions provided for herein; provided, however, that the Company shall first designate any of the Investors before designating any other third party purchaser.

               (iii) The per share purchase price of the Designated Shares to be sold by an optionee pursuant to this Section shall be an amount equal to the Appraised Value (as hereinafter defined) of each such share. For purposes of this Plan, "APPRAISED VALUE" shall mean, in respect of any Designated Shares, the fair market value of such share on the date of the Termination Event, based on the value of the Company, as determined by a nationally recognized independent banking firm selected by the Company, divided by the number of outstanding shares (on a fully diluted basis); provided, however, that if an Appraised Value share have been determined pursuant to this Agreement at any time during the six month period immediately preceding the date of the Termination Event, the Company may in its sole discretion elect to utilize such prior determination.

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               (iv)      Subject to any financing agreements or any other
instruments or agreements of the Company and/or any of its subsidiaries from time to time in effect restricting the repurchase or retirement of shares including but not limited to (A) the Guarantee, dated March 19, 1992 (as amended from time to time, the "GUARANTEE"), by the Company of the repayment of funds by Pameco Corp. ("P.C.") to General Electric Capital Corporation ("GECC") pursuant to that certain Credit Agreement, dated as of March 19, 1992, by and among P.C. and GECC (the "CREDIT AGREEMENT"), and (B) the Credit Agreement, the purchase price of Designated Shares purchased upon the exercise of any option granted under this SECTION 5 shall be payable in cash (from sources legally available therefor). If any Designated Shares purchased pursuant to this SECTION 5 may not be repurchased for all cash under applicable law or as a result of restrictions contained in the Guarantee or the Credit Agreement (the "RESTRICTIONS"), such portion shall be purchased by the issuance and delivery of a promissory note (the "TAKE-BACK NOTE"), which shall bear interest at a rate per annum equal to the prime rate as publicly announced by Citibank, N.A. from time to time and shall have such other terms as the Company may deem necessary or appropriate, and (ii) thereafter shall have a five year maturity; in addition, the Take-Back Note shall be subordinated to the rights of such creditors of the Company as may be required by law, the Guarantee or the Credit Agreement. The principal amount of the Take-Back Note shall be payable in equal annual installments but shall accelerate on the first of the month following such date as such Restrictions shall have terminated in their entirety. In addition, if funds are unavailable for payment when due of principal of or interest on the Take-Back Note as a result of the Restrictions, the holder of the Take-Back Note shall not be entitled to accelerate or demand payment of outstanding principal of and interest accrued on the Take-Back Note, but, if and to the extent permitted by law, such accrued interest shall be included as the principal portion of a separate promissory note having terms otherwise identical to the Take-Back Note. Any payment of principal or interest deferred as a result of such restrictions shall be due and payable on the next date on which payment of principal on the Take-Back Note is due following the termination of such Restrictions. The Take-Back Notes shall in all instances have such terms as shall comply with any applicable requirements of the Guarantee and the Credit Agreement.

               (v) If the Company (or other third party purchaser) elects to purchase the Designated Shares, the optionee and the Company shall mutually determine a closing date (the "CLOSING") for the purchase and sale of shares deemed offered hereunder, which shall be not more than 20 business days, subject to any applicable regulatory waiting periods, after the expiration of the notice period described in the subsection pursuant to which such optionee shares may be purchased in accordance with this Agreement, or if any such day is not a business day, then the first business day thereafter; provided, however, that if the purchase price is to be based upon Appraised Value, such 20 business day period shall commence upon the final determination of Appraised Value. The closing shall be held at 11:00 a.m., local time, at the offices of the Company or at such other time or place as the parties may agree. Notwithstanding anything to the contrary, the closing of any sale hereunder may be delayed in any case in which the Company has determined (based upon the advice of counsel) that it cannot, in compliance with applicable law, the Guarantee or the Credit Agreement, purchase any shares that it is otherwise obligated to purchase. In such case, the closing of such sale shall be delayed until the earliest practicable date on which such closing may be effected in compliance with applicable law, the Guarantee and the Credit Agreement. On the Closing Date, the optionee shall deliver certificates, with appropriate

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transfer tax stamps affixed and with stock powers endorsed in blank, representing the Designated Shares to be purchased herewith and shall represent and warrant that such optionee has all necessary authority to effect the transfer of the subject shares, that such optionee is the sole record and beneficial owner of such Designated Shares and has good and valid title to such shares, free and clear of any and all liens, claims, pledges, options and restrictions of any kind whatsoever. If the Company elects to exercise its right to purchase less than all of the Designated Shares held by an optionee, the Company shall purchase from such optionee at least the number of Designated Shares necessary to qualify such purchase as a substantially disproportionate redemption pursuant to Section 302(b)(2) of the Internal Revenue Code of 1986, as amended.

               (f)  Successive Options.  If the aggregate fair market value of
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Stock with respect to which options under the Plan and options under all stock option plans of the Company and its subsidiaries are exercisable for the first time by an optionee (or person then entitled to exercise such option) during any calendar year exceeds $100,000, then the options granted hereunder shall be incentive stock options (up to the $100,000 limit) and supplemental stock options for the remaining shares. Any exercise of options granted hereunder shall be deemed first to be the exercise of incentive stock options, with the excess treated as the exercise of supplemental stock options. For proposes of determining the $100,000 limit, the fair market value of the Stock shall be determined at the time the options are granted.

               (g)  Nontransferability.  No option or any right with respect
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thereto shall be subject to any debts or liabilities of an optionee. No option shall be assignable or transferable except (i) by will or the laws of descent and distribution, or (ii) if permitted by the optionee's stock option agreement, in whole or part, without consideration, by written instrument signed by an optionee, to any member(s) of his/her immediate family or to any trust, partnership, or similar vehicle for the benefit of such immediate family member(s) (the "PERMITTED TRANSFEREES"). No option shall be exercisable during the optionee's lifetime other than by the optionee, or if applicable, Permitted Transferees, or if an optionee is disabled, by his duly appointed guardian or legal representative. No stock shall be issued to or in the name of anyone other than the optionee or a Permitted Transferee.

               (h)  Employment.  No provision of the Plan, nor any term or
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conditions of any option, nor any action taken by the Committee or the Company pursuant to the Plan, shall give or be construed as giving an optionee any right to be retained in the employ of the Company, or affect or limit in any way the right of the Company to terminate the employment of any optionee.

     6.  TERM OF PLAN.  No Stock option shall be granted under the Plan after
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April 1, 2006.  Options granted prior thereto, however, may extend beyond such date and the provisions of the Plan shall continue to apply thereto.

     7.  APPLICATION OF FUNDS.  The proceeds received by the Company from the
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sale of Stock pursuant to options granted under the Plan will be used for general corporate purposes.

     8.  NO OBLIGATION TO EXERCISE OPTION.  The granting of an option shall
         --------------------------------
impose no obligation upon the optionee to exercise such option.

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     9.  RIGHTS AS A SHAREHOLDER.  An optionee shall have no rights as a
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shareholder with respect to shares of Stock covered by an option until the date of issuance to the optionee of a certificate evidencing such shares of Stock after the exercise of such option and payment in full of the purchase price. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued. An optionee, or if applicable, a Permitted Transferee, must become a signatory to the current Stockholders' Agreement prior to the issuance of any shares granted under this Plan.

     10. AMENDMENTS.  (a)  The Committee may from time to time alter, amend,
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suspend or discontinue the Plan, except that shareholder approval is required with respect to any amendment which would (i) increase the number of shares of Stock on which options may be granted or which may be issued under the Plan,
(ii) materially increase the benefits accruing to optionees under the Plan, or
(iii) materially modify the provisions of the Plan relating to eligibility to be granted an option. However, no alteration, amendment, suspension or discontinuance of the Plan shall adversely affect the rights of an optionee under any option granted prior to such alteration, amendment, suspension or continuance, without the consent of such optionee.

          (b) The Plan, each option under the Plan, and the grant and exercise thereof, and the obligation of the Company to sell and issue shares under the Plan shall be subject to all applicable laws, rules, regulations and governmental and shareholder approvals, and the Committee may make amendment or modification thereto as it shall deem necessary to comply with any such laws, rules and regulations or to obtain any such approvals.

     11. ADJUSTMENT FOR CHANGE IN SHARES SUBJECT TO PLAN.  In the event of any
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change in the outstanding Shares by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change ("CHANGE IN CAPITALIZATION"), such equitable adjustments may be made in the Plan and the options granted hereunder as the Committee determines are necessary or appropriate, including if necessary, an adjustment in the number of shares and option exercise prices per share applicable to options then outstanding and in the number of Shares which are reserved for issuance under the Plan. Any such adjustment shall be conclusive and binding, for all purposes of the Plan.

     12. LEGAL RESTRICTIONS.  If in the opinion of legal counsel for the
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Company the issuance or sale of any shares of Stock pursuant to the exercise of any option granted hereunder would not be lawful for any reason, including, without limitation, the inability of the Company to obtain from any governmental authority or regulatory body having jurisdiction the authority deemed by such counsel to be necessary to such issuance or sale, the Company shall not be obligated to issue or sell any Common Stock pursuant to the exercise of such option to the optionee or any other authorized person until such legal impediment has, to the satisfaction of counsel, been removed. The Company shall not be obligated to issue or sell any shares of Stock pursuant to the exercise of any option granted under this Plan, if in the opinion of legal counsel, such shares cannot be issued or sold in the absence of an effective registration statement under any applicable state or federal securities laws, including without limitation the Georgia Securities Act of 1973 and the Securities

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Act of 1933, as amended, or that an exemption from any such registration requirement is then available.

     13. TAX WITHHOLDING.  The Company shall have the power and the right to
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deduct or withhold, or require an optionee to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the optionee's FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an option under this Plan.

     14. EFFECTIVENESS OF PLAN.  The Plan will be adopted by the Board of
         ---------------------
Directors within twelve months of the date the Plan is adopted by the holders of a majority of the Stock.

     15. SEVERABILITY.  If any provision of the Plan, or any term or condition
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of any incentive stock option agreement or form executed or to be executed thereunder, or any application thereof to any person or circumstances is invalid or would result in an incentive stock option failing to meet the requirements of
Section 422 of the Internal Revenue Code, such provision, term, condition or application shall to that extent be void (or, in the discretion of the Committee, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provisions, terms and conditions are severable.

     16. INVESTMENT PURPOSE.  At the time of any exercise of any option, the
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Company may, if it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relating to the regulation of securities, require the optionee and/or transferee of the optionee's rights to represent in writing to the Company that it is such person's then intention to acquire the Stock for investment and not with a view to the distribution thereof. In such event, no shares shall be issued to such person until the Company is satisfied with the correctness of such representation.

     AS APPROVED BY THE BOARD OF DIRECTORS OF PAMECO HOLDINGS, INC. ON APRIL 16, 1996.


                                    PAMECO HOLDINGS, INC.



                                    By:  _________________________________

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